Exhibit 5

                                  Hunton & Williams
                              Riverfront Plaza, East Tower
                                 951 East Byrd Street
                            Richmond, Virginia  23219-4074
                                Phone:  (804) 788-8200
                              Telecopy:  (804) 788-8218




                                                  FILE NO.:  33411.001111



                                                          February 15, 1994



          Board of Directors
          Crestar Financial Corporation
          919 East Main Street
          Richmond, Virginia  23219
                          Registration Statement on Form S-4

          Ladies and Gentlemen:

             We are acting as counsel for Crestar Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of 500,000 shares of its Common Stock (the "Common Stock"). The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on February 15, 1994. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

             We are of the opinion that:

             1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

             2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

             We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.
                                           Very truly yours,